Exhibit 10.1

WARRANT EXCHANGE AND TERMINATION AGREEMENT

This Warrant Exchange and Termination Agreement (this “Agreement”) is entered into as of December 31, 2025 (the “Effective Date”), by and between Reborn Coffee, Inc., a Delaware corporation (“Reborn”), and Arena Special Opportunities (Offshore) Master II, LP (“ASOOM II” and, an “Investor”), and Arena Special Opportunities Partners III, LP (“ASOP III”, an “Investor” and together with ASOOM II, the “Investors”). Reborn and the Investor are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Reborn issued and delivered to each of the Investors, Common Stock Purchase Warrants of Reborn, dated as of February 10, 2025, February 26, 2025, March 28, 2025, and July 31, 2025 (the “Warrants”);

WHEREAS, Schedule A set forth the amount of shares of common stock of Reborn, par value per share of $0.0001 (the “Common Stock”), into which each Investor may exercise its Warrants as of the date hereof;

WHEREAS, the Parties desire to terminate and cancel the Warrants in their entirety, and to exchange the Warrants for 134,319 shares of Common Stock to be issued to ASOP III and 51,452 shares of Common Stock to be issued to ASOOM II, on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Parties wish to evidence such exchange, termination, and cancellation in this Agreement and to provide for mutual releases of any and all claims relating to the Warrants.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Exchange and Termination of Warrants

i.	Effective as of the Effective Date, each Investor hereby irrevocably surrenders, relinquishes, and delivers to Reborn for cancellation any and all rights, title, and interest of any kind in, to, or under its Warrants, including, without limitation, any right to exercise, convert, assign, pledge, or otherwise acquire any securities of Reborn pursuant to the Warrants. The Warrants shall be deemed null, void, and of no further force or effect as of the Effective Date.

ii.	Simultaneously with such surrender and cancellation, Reborn shall issue to 134,319 shares of Common Stock to ASOP III and 51,452 shares of Common Stock to ASOOM II (the “Exchange Shares”).

2.	Acknowledgment of Full Satisfaction

i.	Upon execution of this Agreement and issuance of the Exchange Shares, each Investor acknowledges and agrees that it has received full, final, and complete consideration for the exchange, termination, and cancellation of the Warrants, and that no further shares of capital stock or other securities of Reborn shall be issuable thereunder.

3.	Mutual Release

i.	Each Party, on behalf of itself and its respective affiliates, successors, assigns, officers, directors, employees, and agents, hereby fully and forever releases and discharges the other Party and its affiliates, successors, assigns, officers, directors, employees, and agents from any and all claims, demands, causes of action, obligations, and liabilities of every kind and nature, whether known or unknown, suspected or unsuspected, arising out of, relating to, or in connection with the Warrants or any transactions or events contemplated thereby.

ii.	Nothing in this Section shall release either Party from its obligations under this Agreement or from any rights that expressly survive the execution hereof, which shall for the avoidance of doubt, include any indemnification rights previously granted to the Investor by the Company.

4.	Representations and Warranties

(a)	Representations and Warranties of the Investor. Each Investor represents and warrants to Reborn that:

(i)	Authority and Enforceability. The Investor is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, and has full power and authority to execute, deliver, and perform this Agreement.

(ii)	Ownership of Warrants. The Investor is the sole legal and beneficial owner of the Warrants, free and clear of any lien, pledge, encumbrance, or claim of any kind.

(iii)	Sophisticated Party. The Investor acknowledges that it is a sophisticated party and has had the opportunity to consult with independent legal and financial advisors regarding this transaction.

(iv)	No Reliance. The Investor acknowledges that it has not relied upon any representation or warranty of Reborn or its representatives other than those expressly set forth in this Agreement.

(b)	Representations and Warranties of Reborn. Reborn represents and warrants to the Investor that:

(i)	Authority and Enforceability. Reborn is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to execute, deliver, and perform this Agreement.

(ii)	No Conflicts. Neither the execution and performance of this Agreement nor the issuance of the Exchange Shares will conflict with or result in a breach of any of Reborn’s organizational documents or any agreement or law binding upon it.

(iii)	Issuance of the Exchange Shares. The Exchange Shares are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by Reborn other than restrictions on transfer pursuant to applicable securities laws.

5.	No Admission of Liability

This Agreement and the transactions contemplated hereby are entered into solely for the purpose of effecting the exchange and termination of the Warrants. Neither the execution of this Agreement nor the issuance of the Exchange Shares shall be deemed an admission by either Party of any liability or wrongdoing of any kind.

6.	Registration Rights

Promptly, but in any event no later than sixty (60) days from the issuance of the Exchange Share, Reborn shall prepare and file with the Securities Exchange Commission a Registration Statement (as defined below) or a prospectus supplement, as applicable, covering the resale of all of the Exchange Shares. The foregoing Registration Statement shall be filed on Form S-1 or any successor forms thereto. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to each Investor and its counsel at least five (5) business days prior to its filing or other submission and Reborn shall incorporate all reasonable comments provided by the Investors or their counsel. For purposes of this Agreement, “Registration Statement” means any registration statement of Reborn filed under the Securities Act of 1933 (the “1933 Act”) that covers the resale of any of the Exchange Shares pursuant to the provisions of this Agreement, including the Prospectus (as defined below) and amendments and supplements to such Registration Statement, and including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement. For purposes of this Agreement “Prospectus” the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Exchange Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

7.	Form 8-K

Form 8-K. No later than three trading days following the date hereof, Reborn shall file a form 8-K with the Securities and Exchange Commission disclosing (i) the terms of this Agreement and (ii) the material non-public information provided by Reborn to the Investors relating to its financial projections provided to the Investors shortly prior to the date hereof.

8.	Miscellaneous

A.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereof.

B.	Entire Agreement. This Agreement, together with the schedule hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and representations relating to the Warrants.

C.	Amendments and Waivers. No amendment or modification of this Agreement shall be effective unless in writing and executed by both Parties.

D.	Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures transmitted electronically (including via PDF or DocuSign) shall be deemed original signatures for all purposes.

E.	Further Assurances. Each Party agrees to execute such additional documents and take such further actions as may be reasonably necessary to effectuate the intent of this Agreement.

F.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

G.	Schedule A. The following schedule is attached hereto and incorporated herein by reference:

●	Schedule A: Schedule of Warrant Common Stock Share Amounts

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Warrant Exchange and Termination Agreement as of the Effective Date.

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Chief Executive Officer

ARENA SPECIAL OPPORTUNITIES PARTNERS III, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES (OFFSHORE) MASTER II, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory